Exhibit 1.3

Execution Version

AMENDMENT NO. 2 TO

EQUITY SALES AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Sales Agreement (as defined below) is entered into as of February 16, 2024 (the “Effective Date”) by LXP Industrial Trust, a Maryland real estate investment trust (formerly known as Lexington Realty Trust) (the “Company”), and Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, and Evercore Group L.L.C., each as sales agent, principal and/or forward seller (in such capacity, each a “Selling Agent,” and together, the “Selling Agents”), and Bank of America, N.A., Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC and Regions Securities LLC, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”), in order to amend that certain Equity Sales Agreement, dated as of November 27, 2019, as amended on February 19, 2021 (the “Sales Agreement”).

WHEREAS, pursuant to the Sales Agreement, the Company has implemented an at-the-market offering program (the “ATM Program”) under which the Company may issue up to $350,000,000 of shares of beneficial interest of the Company, classified as common stock, par value $0.0001 per share (“the Securities”) over the term of the ATM Program;

WHEREAS, prior to the date of this Amendment, the Company conducted the ATM Program pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-253297), including a base prospectus dated February 19, 2021 and a prospectus supplement dated February 19, 2021, specifically relating to the Securities;

WHEREAS, the Company has prepared a new automatic shelf registration statement on Form S-3ASR (File No. 333-277142), including a base prospectus dated February 16, 2024 and a prospectus supplement dated February 16, 2024, specifically relating to the Securities, and from the date of this Amendment, the ATM Program is to be conducted pursuant to the new automatic shelf registration statement and the related prospectus supplement; and

WHEREAS, prior to the Effective Date, the Company has sold $177,803,271 of the Securities with $294,984,839 remaining unissued and unsold under the ATM Program; and

WHEREAS, the Company intends to increase the amount of Securities that may be sold under the ATM Program by $55,015,161 for an aggregate $350,000,000 remaining unissued and unsold under the ATM Program.

The Company, the Selling Agents and the Forward Purchasers have agreed to modify the Sales Agreement, as set forth in this Amendment, subject to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Selling Agents and the Forward Purchasers agree that the Sales Agreement and the Exhibits appended thereto are hereby modified as provided below:

Section 1. Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meetings assigned thereto in the Sales Agreement.

Section 2. Representation and Warranty. The Company represents and warrants to each Selling Agent and Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

Section 3. Amendments to the Sales Agreement.

(a)	On and after the Effective Date, the second paragraph of the Sales Agreement is hereby amended to include the following sentence at the end of such paragraph: Unless otherwise expressly stated or the context otherwise requires, references herein to the “relevant” or “applicable” Forward Purchaser means, with respect to any Selling Agent, the agent or affiliate of such Selling Agent that is acting as Forward Purchaser or, if applicable, such Selling Agent acting in its capacity as Forward Purchaser, and vice versa mutatis mutandis with respect to references herein to the “relevant” or “applicable” Selling Agent (except with respect to Evercore Group L.L.C., in which case the “relevant” or “applicable” Forward Purchaser may be any of the Forward Purchasers Evercore Group L.L.C. may act in its capacity as a Sales Agent, as agent for any of the Forward Purchasers).
(b)	On and after the Effective Date, references to the “Registration Statement” as of any time shall refer to the automatic shelf registration statement on Form S-3 (File No. 333-277142), including a prospectus, filed by the Company with the Commission to be used in connection with the public offering and sale of certain securities of the Company, including the Securities to be issued pursuant to the Sales Agreement, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement,” without reference to a time, means such registration statement, as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.
(c)	On and after the Effective Date, references to “Prospectus Supplement” shall refer to the prospectus supplement relating to the offering and sale of the Securities filed by the Company with the Commission pursuant to Rule 424(b) on the date hereof, in the form furnished by the Company to the Selling Agents and Forward Purchasers in connection with the offering and sale of the Securities, as amended by the prospectus supplement filed most recently with the Commission in accordance with the Sales Agreement, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.
(d)	On and after the Effective Date, the references to “Forward Purchaser” or “Forward Purchasers” shall include Regions Securities LLC.
(e)	On and after the Effective Date, Section 7(p) of the Sales Agreement is amended to replace “Paul Hastings LLP” with “Hogan Lovells US LLP”.
(f)	Section 13 of the Sales Agreement is amended to include the following under “Notices to Forward Purchasers shall be directed to:….with copies to:”

Regions Securities LLC
615 South College Street, Suite 600

Charlotte, NC 28202

Attention: ECM Desk

Email: ECMDesk@regions.com

(g)	Section 13 of the Sales Agreement is amended to delete the notice information for Paul Hastings LLP and replace with:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Michael McTiernan
Email: michael.mctiernan@hoganlovells.com

(h)	The Sales Agreement is amended to reflect the increased Maximum Amount and the amount of the remaining unissued and unsold Securities as of the Effective Date, and each reference to a Maximum Amount of “$472,788,110” is hereby replaced by a reference to “$527,803,271”.

(i)	To reflect the changes set forth in this Amendment, each Exhibit to the Sales Agreement is hereby amended to conform to the changes made to the Sales Agreement by this Amendment.
(j)	This Amendment shall be effective as of the Effective Date.

Section 4. Entire Agreement. The Sales Agreement, as amended by this Amendment, represents the entire agreement between the Company, on the one hand, and each Selling Agent and Forward Purchaser, on the other hand, with respect to the subject matter thereof and hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment or as further amended hereby, all of the terms of the Sales Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 5. Section Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first written above.

LXP INDUSTRIAL TRUST

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Executive Vice President, Chief Operating Officer, General Counsel and Secretary

SELLING AGENTS:

JEFFRIES LLC

By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name:	Edward L. Armstrong
Title:	Managing Director - ECM

BOFA SECURITIES, INC.

By:	/s/ Luke Toland
Name:	Luke Toland
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Ivana Rupcic-Hulin
Name:	Ivana Rupcic-Hulin
Title:	Managing Director

EVERCORE GROUP L.L.C.

By:	/s/ Andy Richard
Name:	Andy Richard
Title:	Senior Managing Director

FORWARD PURCHASERS:

JEFFRIES LLC

By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets
BANK OF AMERICA, N.A.

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Adam Hopkins
Name:	Adam Hopkins
Title:	Authorized Signatory

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name:	Edward L. Armstrong
Title:	Managing Director - ECM